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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-68808, 333-57984, 333-79821, 333-70549, 333-43971, 333-37873, 333-17263,
33-57364, 333-4522 and 33-70852 of Compuware Corporation on Form S-8 of our report dated May 26, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets") appearing in this Annual Report on Form 10-K of Compuware Corporation for the year ended March 31, 2004.

DELOITTE & TOUCHE LLP
June 4, 2004
Detroit, Michigan